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                                 [LETTERHEAD]



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Amendment No. 11 to the Registration Statement of The DFA Investment Trust Company on Form N-1A (File No. 811-7436) of our report dated January 17, 1997 on our audit of the financial statements and financial highlights of The DFA Investment Trust Company, which report is included in the Annual Report to Shareholders for the year ended November 30, 1996. We also consent to the reference to our Firm under the caption "Financial Statements" and "Investment Advisory and Other Services".


COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 30, 1997